Exhibtit 35.2



                                                     [LOGO] Countrywide(R)
                                                     ---------------------
                                                          HOME LOANS

                                                     400 Countrywide Way
February 28, 2007                             Simi Valley, California 93065-6298

DEUTSCHE BANK
1761 E ST ANDREW PL
SANTA ANA, CA 92705
Katie Wannenmacher

                              OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the "Servicer"). I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the "Servicing Agreement") that:

      (a) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

      (b) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.


/s/ Joseph Candelario      February 28, 2007
---------------------      -----------------
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration

         See Deal Name listing on following page.

Exhibit A

MSAC 2006-HE4
ISAC 2006-2 (Subserviced)
ISAC 2006-3 (Subserviced)
GSAA 2006-10 (SUB)
GSAA 2006-11
GSAA 2006-16
GSAA 2006-17
GSAA 2006-4
GSAA 2006-4 (SUB)
GSAA 2006-7 SUB
GSAA 2006-8
GSAA 2006-8 (SUB)
GSAA 2006-9
GSR 2006-OA1
HALO 2006-2
HARBORVIEW 2006-2
HARBORVIEW 2006-3
HARBORVIEW 2006-5
HARBORVIEW 2006-6
HARBORVIEW 2006-9
MSAC 2006-HE5
MSAC 2006-HE6
MSAC 2006-HE7
MSAC 2006-HE8
MSAC 2006-NC5
MSHEL 2006-1
MSHEL 2006-2
MSIX 2005-1
MSIX 2006-2
SOUNDVIEW2006-A
ISAC 2006-1 (Subserviced)
ISAC 2006-4 (Subserviced)
ISAC 2006-5 (Subserviced)
HASCO 2006-HE1
HASCO 2006-HE2